UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2017

PRA Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 888-772-7326

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 22, 2017, PRA Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives (the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), in connection with the issuance and sale of $300 million aggregate principal amount of the Company’s 3.50% convertible senior notes due 2023 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchasers an option to purchase up to an additional $45.0 million aggregate principal amount of the Notes.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), or securities exchangeable for or convertible into Common Stock, subject to certain exceptions set forth in the Purchase Agreement, for a period of 60 days after the date of the Purchase Agreement, without the prior written consent of the Representatives.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Initial Purchasers or their affiliates have provided and may, from time to time, continue to provide certain commercial banking, financial advisory, investment banking and other services to the Company, for which they have received and may continue to receive customary fees and reimbursements of expenses. Affiliates of certain of the Initial Purchasers are agents and/or lenders under the Company’s amended and restated North American credit facility.

Convertible Notes and the Indenture

On May 26, 2017, the Company completed the private offering of $345 million in aggregate principal amount of the Notes, which includes $45 million in aggregate principal amount of Notes pursuant to the option granted to the Initial Purchasers of the Notes to purchase additional Notes.

The Notes were issued pursuant to an Indenture, dated May 26, 2017 (the “Indenture”) between the Company and Regions Bank, as trustee (the “Trustee”). The Indenture contains customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes are unsecured, senior obligations of the Company. The Notes bear interest semiannually at a rate of 3.50% per annum, payable in cash in arrears on June 1 and December 1 of each year, beginning on December 1, 2017. The Notes mature on June 1, 2023, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding March 1, 2023, the Notes are convertible only upon the occurrence of specified events; on and after March 1, 2023, until the close of business on the scheduled trading day immediately preceding the maturity date, the Notes will be convertible at any time. Upon conversion, the Notes may be settled, at the Company’s option, in cash, shares of the Common Stock, or any combination thereof. Holders of the Notes have the right to require the Company to repurchase all or some of their Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the Indenture). In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company may, under certain circumstances, be required to increase the conversion rate for the Notes converted in connection with such a make-whole fundamental change. The conversion rate for the Notes is initially 21.6275 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $46.25 per share of Common Stock, and is subject to adjustment in certain circumstances pursuant to the Indenture. The Notes are redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after June 1, 2021, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of the Common Stock exceeds 130% of the conversion price on each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice.

The Trustee or its affiliates have provided and may, from time to time, continue to provide certain commercial banking, financial advisory, investment banking and other services to the Company, for which they have received and may continue to receive customary fees and reimbursements of expenses. An affiliate of the Trustee is an agent and a lender under the Company’s amended and restated North American credit facility. In addition, an affiliate of the Trustee is one of the Initial Purchasers.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Common Stock.

Item 8.01.	Other Events.

On May 22, 2017, the Company issued a press release announcing the pricing of its offering of the Notes. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 26, 2017, the Company issued a press release announcing the closing of its offering of the Notes. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture (including form of note), dated as of May 26, 2017, between PRA Group, Inc., and Regions Bank, as trustee

10.1	Purchase Agreement, dated May 22, 2017, by and among PRA Group, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers named therein

99.1	Press release dated May 22, 2017

99.2	Press release dated May 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA GROUP, INC.

Date: May 26, 2017	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Indenture (including form of note), dated as of May 26, 2017, between PRA Group, Inc., and Regions Bank, as trustee

10.1	Purchase Agreement, dated May 22, 2017, by and among PRA Group, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers named therein

99.1	Press release dated May 22, 2017

99.2	Press release dated May 26, 2017